SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 18, 2010, priceline.com Incorporated (the “Company”), through its wholly-owned subsidiary, Priceline.com International Limited (“PIL”), acquired a controlling majority of the outstanding equity of TravelJigsaw Holdings Limited and its operating subsidiary, TravelJigsaw Limited (“TravelJigsaw”), a Manchester, U.K.-based multinational car hire reservation service with locations in more than 4,000 locations in 80 countries in North America, South & Central America, Europe, Asia, Australia, the Caribbean, Africa and the Middle East.  The Company intends to retain TravelJigsaw’s current management team, who will continue to manage TravelJigsaw’s operations.

In addition, certain key members of TravelJigsaw’s management team have retained a minority ownership interest in TravelJigsaw Holdings Limited (the “Retained Interests”). The holders of the Retained Interests will have the right to put their Retained Interests to PIL and PIL will have the right to call the Retained Interests in each case at a purchase price reflecting the fair market value of the Retained Interests at the time of exercise.  Subject to certain exceptions, one-third of the Retained Interests will be subject to the put and call options in each of 2011, 2012 and 2013, respectively, during specified option exercise periods.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on May 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  May 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on May 18, 2010.